Exhibit 10.4

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the 9th day of July 2026, by and between Cyabra, Inc., a Delaware corporation (the “Company”), and Alpha Capital Anstalt (the “Holder”).

WHEREAS, the Holder is the holder of certain shares of the Company's Series C Convertible Preferred Stock in the amounts as set forth on the signature page to this Agreement (collectively, the “Preferred Shares”);

WHEREAS, contemporaneously herewith, the Company and the Holder are entering into that certain Securities Purchase Agreement, dated as of the date hereof (the "SPA"), pursuant to which the Holder is purchasing shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and Common Warrants as part of the Company's private placement (the “Private Placement”);

WHEREAS, the Board of Directors of the Company has approved the transactions contemplated hereby, including the exchange of Preferred Shares pursuant to this Agreement, subject to the receipt of the requisite approval of the Company's stockholders as required by the applicable rules of The Nasdaq Stock Market LLC;

WHEREAS, the consummation of the transactions contemplated by this Agreement is subject to the receipt of Stockholder Approval (as defined herein), if required;

WHEREAS, the parties desire that, simultaneously with the closing under the SPA, the Holder enter into this Agreement to exchange Preferred Shares having an aggregate stated value of $10,660,000 for the Exchange Securities (as defined below), upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Exchange.

1.1 Nature of Exchange. The parties acknowledge and agree that the exchange contemplated by this Agreement is a privately negotiated exchange of the Preferred Shares for the Exchange Securities and is not being effected pursuant to the conversion provisions set forth in the applicable Certificate of Designation governing the Preferred Shares. The parties further acknowledge and agree that, upon the Exchange Closing, the Preferred Shares shall be surrendered to the Company for cancellation in accordance with the terms of this Agreement.

1.2 Exchange. Subject to the terms and conditions of this Agreement, including the receipt of Stockholder Approval, at the Exchange Closing, the Holder agrees to transfer, assign and surrender to the Company the Preferred Shares as set forth on the Holder’s signature page annexed hereto, having an aggregate stated value of $10,660,000 (the " Preferred Shares Value"), and the Company agrees to issue to the Holder, in exchange therefor: (a) the number of shares of Common Stock; (b) if applicable, the Pre-Funded Warrants; and (c) the Common Warrants (including the shares of Common Stock issuable upon exercise of the Warrants) (collectively, the "Exchange Securities" and as further set forth on Schedule I) as if the Holder had invested additional cash equal to the Preferred Shares Value in the Private Placement.

1.3 Terms of Exchange Securities. The Exchange Securities shall be issued on the same terms and conditions applicable to the corresponding Securities (as defined in the SPA) issued pursuant to the SPA, and shall constitute "Securities" for all purposes of the Transaction Documents (as defined in the SPA).

1.4 Cancellation of Exchange Preferred Shares. Effective upon the Exchange Closing, the Exchange Preferred Shares shall automatically be cancelled, retired and restored to the status of authorized but unissued shares of the applicable series of Preferred Stock. The Holder shall thereafter cease to have any rights as a holder of such Exchange Preferred Shares under the applicable Certificate of Designation.

1.5 Stockholder Approval. For purposes of this Agreement, “Stockholder Approval” shall have the meaning set forth in the SPA. The Company shall hold a meeting of stockholders at the earliest practicable date after the date hereof, but in no event later than sixty (60) days after the Closing Date (as defined in the SPA) for the purpose of obtaining Stockholder Approval, if required to effect the purpose thereof, with the recommendation of the Board that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval, and request that its officers and directors, cast their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every thirty (30) days thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained.

2. Exchange Closing. The closing of the exchange contemplated hereby (the "Exchange Closing") shall occur immediately following the conditions to closing are met as set forth in Section 3 hereto. The Exchange Closing shall not occur unless the Closing under the SPA is consummated.

3. Conditions to Exchange Closing. The obligations of each party to consummate the Exchange Closing are subject to the satisfaction (or waiver, to the extent permitted by law) of the following conditions:

(a)	Stockholder Approval, if required, shall have been obtained;

(b)	the amendments to the Certificates of Designation, in the form annexed hereto as Exhibit A and as contemplated by the Written Consent shall have become effective;

(c)	the transactions contemplated by the SPA are consummated;

(d)	the representations and warranties contained herein shall be true and correct in all material respects; and

(e)	each party shall have performed in all material respects its obligations under this Agreement.

4. Representations of the Holder. The Holder represents and warrants that: (i) it is the sole beneficial and record owner of the Exchange Preferred Shares; (ii) the Exchange Preferred Shares are owned free and clear of any liens; (iii) it has full authority to enter into this Agreement; (iv) this Agreement constitutes its valid and binding obligation; and (v) it is an accredited investor within the meaning of Rule 501 under the Securities Act.

5. Representations of the Company. The Company represents and warrants that: (i) it has full corporate power and authority to enter into this Agreement; (ii) this Agreement has been duly authorized by all necessary corporate action; (iii) the Exchange Securities have been duly authorized and, when issued in accordance with this Agreement and the SPA, will be validly issued, fully paid and non-assessable; (iv) upon issuance, the Exchange Securities shall have the same rights and privileges as the Securities issued pursuant to the SPA; and (v) all the representations and warranties of the Company in the SPA a.

6. Effect of Exchange. Effective upon the Exchange Closing, and the issuance of the Exchange Securities, the Holder shall cease to have any rights with respect to the Exchange Preferred Shares.

7. Release. Effective upon the Exchange Closing, the Holder irrevocably releases the Company from any and all rights arising solely by virtue of ownership of the Exchange Preferred Shares and the applicable Certificates of Designation, other than rights arising under this Agreement, the SPA and the other Transaction Documents.

8. Miscellaneous.

8.1 Entire Agreement. This Agreement and the Transaction Documents, together with theexhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

8.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

CYABRA. INC.

By:
Name:
Title:

HOLDER

By:
Name:
Title:

Exchange Securities:

Series A Preferred Stock

Series B Preferred Stock

Series C Preferred Stock

Exhibit A

Amendment to Certificate of Designation

See attached.

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